Exhibit 23.2

                          INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in the Registration Statements of Data Systems & Software Inc. (Forms S-8 Nos. 33-88442, 33-99196, 33-94974,
333-65799,  333-36159,  333-82418 and 333-82416 and Forms S-3 Nos. 333-90017 and
333-76614) of our report dated March 29, 2000 relating to the consolidated financial statements of Data Systems & Software Inc., appearing in the Annual report on Form 10-K of Data Systems & Software Inc. for the year ended December 31, 2001.



/s/ Deloitte & Touche LLP
------------------------
    Deloitte & Touche LLP

    New York, New York
    March 25, 2002